EXECUTION VERSION

CHINA MOBILE MEDIA TECHNOLOGY INC.

JANUARY 11, 2008

To: The investor listed on Schedule A (the “Investor”)

Re: Information and Inspection Rights Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of certain Guaranteed Senior Notes due 2014 (the “Notes”) to be issued by Magical Insight Investments Limited (“Magical Insight”), a British Virgin Islands corporation, and warrants (the “Warrants”, with the Warrants and the Notes collectively referred to as the “Securities”) issued by China Mobile Media Technology Inc. (the “Company”) pursuant to the applicable securities purchase agreement (the “Securities Purchase Agreement”) dated December 28, 2007 among the Company, the Investor and the other parties thereto, the Investor (and its successors and assigns) shall be entitled to the following contractual rights to certain financial information, inspection rights, and other rights specifically provided herein:

1. Subject to the Company’s compliance with applicable laws and regulations and except for information already provided to the Trustee pursuant to the Indenture, the Company will concurrently furnish to the Investor all material information (at the address set forth on Schedule A hereto or at such other address as the Investor may notify the Company in writing) provided generally to all shareholders (including but not limited to financial statements, details of material contracts, and acquisitions or disposals of material assets and public filings with the trading market on which any of the Company’s capital stock is traded and the relevant regulatory authorities); provided, however, that any such information filed on the Securities and Exchange Commission’s EDGAR database need not be separately furnished.

2. The Company will use its commercially reasonable efforts to provide the Investor with access to the books and records of the Company at all such reasonable times and as often as may be reasonably requested upon reasonable notice, provided that any visit by the Investor shall not unduly interrupt the daily operation of the Company and shall not be more frequent than quarterly if no event of default has occurred and is continuing under the indenture for the Notes, provided further that access to communications between the Company and its subsidiaries with its attorneys need not be provided.

Information, financial statements and other documents provided to the Investor or developed pursuant to numbered paragraphs 1 and 2 above shall constitute “Confidential Information” for the purposes of this Agreement. The Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information obtained from the Company pursuant to the terms of this letter, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s Confidential Information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any bona fide prospective purchaser of any securities from the Investor, if such prospective purchaser agrees to be bound by the provisions of this letter; and (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of the Investor in the ordinary course of business.

The rights described herein shall terminate and be of no further force or effect at such time as the Investor (together with its affiliates) holds neither (a) a principal amount of the Notes of at least RMB150,000,000, nor (b) an amount of the Company’s common stock, par value $.001, constituting at least 3.5% of the Company’s issued and outstanding common stock on a fully diluted basis. The confidentiality obligations referenced herein will survive any such termination.

Any dispute, controversy or claim arising out of or in connection with this Agreement shall be settled through negotiation between the parties; if the parties fail to resolve such dispute within sixty (60) days after the date such negotiation was first requested in writing by either party, it shall be settled by arbitration at the Hong Kong International Arbitration Center (the “HKIAC”) under the UNCITRAL Arbitration Rule. In the case of any conflict between the terms of this Agreement and the International Chamber of Commerce International Arbitration Rules (“ICC Rules”), the terms of this Agreement shall prevail. The arbitral tribunal shall consist of three arbitrators, with one appointed by the Executive, one appointed by the Purchasers and a third neutral arbitrator to be appointed by the other two party-appointed arbitrators, who shall not be a citizen of the PRC and who shall act as the chairman of the tribunal. The parties agree to the appointment of arbitrators who are not on HKIAC’s Panel of Arbitrators. If either party fails to appoint an arbitrator within the time specified in the ICC Rules or if the two party-appointed arbitrators fail to jointly appoint the third neutral arbitrator within the time specified in the ICC Rules, the Chairman of HKIAC shall make such an appointment. The arbitration shall be conducted on a confidential basis. All arbitration proceedings shall be held in English. Any arbitration award made by the arbitration panel shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction. The parties shall submit to the jurisdiction of any such court for purposes of the enforcement of any such award. Notwithstanding the foregoing agreement to arbitrate, the parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHINA MOBILE MEDIA TECHNOLOGY INC.

By:

Name:
Title:

[SIGNATURE PAGE TO INFORMATION RIGHTS AND INSPECTION AGREEMENT]

ABAX LOTUS LTC.

By:

Name:
Title:

SCHEDULE A

NAME AND ADDRESS OF THE INVESTOR

Abax Lotus Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

Attn: Chairman of the Board
Fax: +852 36021702

[SIGNATURE PAGE TO INFORMATION RIGHTS AND INSPECTION AGREEMENT]